UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 31st, 2005
Date of Report (Date of earliest event reported)

BANYAN CORPORATION
(Exact name of registrant as specified in its charter)

OREGON	000-26065	84-1346327
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Suite 500, 1925 Century Park East
Los Angeles, CA	90067
(Address of principal executive offices)	(Zip Code)

(800) 808-0899
Registrant's telephone number, including area code

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

ITEM 8.01                   OTHER EVENTS

On January 31st, 2005 the Registrant publicly disseminated a press release announcing that it has formed a new wholly-owned subsidiary, Diagnostic USA, Inc., (“Diagnostic USA”) which the Registrant intends to utilize to enter the diagnostic imaging arena. The Registrant further announced that it has ratified the January 7th, 2005 Purchase Agreement wherein Diagnostic USA may acquire up to a 40% interest in Diagnostic Solutions of America, LLC (“Diagnostic Solutions”) from its parent company National Diagnostic Solutions, Inc. The acquisition is expected to close before March 2005 provided the due diligence is satisfactory to Diagnostic USA.. Diagnostic Solutions of America, LLC has taken over the Nerve Conduction Velocity testing unit from National Diagnostic Solutions, Inc., which had gross 2004 revenues in excess of $7 million. The formation of Diagnostic USA and the acquisition of a significant interest in Diagnostic Solutions of America, LLC is expected to both augment Banyan’s business and greatly enhance the capabilities and offerings of the company’s growing chain of Chiropractic USA clinics.

The information contained in the Press Release is incorporated herein by reference and filed as exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS.

ITEM 9.01                   FINANCIAL STATEMENTS AND EXHIBITS.

(c)                   Exhibits

Exhibit Number	Description of Exhibit
99.1	January 31st , 2005 Press Release entitled: “BANYAN CORPORATION FORMS SUBSIDIARY “DIAGNOSTIC USA” AND ACQUIRES STAKE IN NATIONAL DIAGNOSTIC IMAGING COMPANY”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANYAN CORPORATION

Date: Feb 2nd , 2005
	By:	/s/ Michael Gelmon
Michael Gelmon
Chief Executive Officer & Director